UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2025
Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 573-1660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value	RGLD	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2025, Royal Gold, Inc. (the “Company”) entered into employment agreements and restrictive covenants agreements with each of William Heissenbuttel, the Company’s President and Chief Executive Officer; Paul Libner, the Company’s Senior Vice President and Chief Financial Officer; Martin Raffield, the Company’s Senior Vice President, Operations; and Randy Shefman, the Company’s Senior Vice President and General Counsel. The new employment agreements and restrictive covenants agreements replace prior employment agreements between the Company and each of the executives.

The new employment agreements provide for the following:
•annual base salaries of $918,000 for Mr. Heissenbuttel, $492,000 for Mr. Libner, $475,000 for Dr. Raffield, and $475,000 for Mr. Shefman, which amounts are subject to future increase (but not decrease) in the discretion of the Board of Directors (the “Board”) or the Compensation, Nominating, and Governance Committee of the Board (the “CNG Committee”);
•eligibility for each executive to participate in the Company’s annual incentive bonus and equity award programs, on such terms and subject to such conditions as determined by the Board or CNG Committee;
•the right of each executive to participate in the Company’s health, disability, insurance, and other benefits programs on the same basis as other similarly-situated executives of the Company; and
•severance upon the termination of an executive’s employment with the Company, including payment of accrued obligations and, in the event of a termination by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreements), a lump sum payment equal to one times the executive’s base salary and annual bonus, plus a prorated bonus, and COBRA premiums for up to 12 months, or in the event such a termination occurs in the 24 months following a “change in control” (as such term is defined in the employment agreements), a lump sum payment equal to 1.5 times (or, in the case of Mr. Heissenbuttel, 2.5 times) the executive’s base salary and annual bonus, plus a prorated bonus, and COBRA premiums and continuation of other benefits for up to 18 months (or, in the case of Mr. Heissenbuttel, up to 24 months).

The new restrictive covenants agreements prohibit the executives from competing against the Company or soliciting the Company’s employees, vendors, or business counterparties for 12 months following termination of employment, in addition to other customary restrictive covenants.

The foregoing descriptions of the employment agreements and restrictive covenants agreements do not not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated March 17, 2025, between Royal Gold, Inc. and William Heissenbuttel
10.2	Form of Employment Agreement for U.S. executives (other than CEO)
10.3	Form of Restrictive Covenants Agreement (attached as Exhibit B to Exhibit 10.2)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.

Date: March 21, 2025	By:	/s/ David R. Crandall
		Name:	David R. Crandall
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer